Exhibit 99.B

Doug Foshee President and Chief Executive Officer Lehman Energy Conference September 7, 2005 the place to work the neighbor to have the company to own

Cautionary Statement Regarding Forward-looking Statements This presentation includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this presentation, including, without limitation, our ability to implement and achieve our objectives in the long-range plan, including achieving our debt- reduction targets; changes in reserve estimates based upon internal and third party reserve analyses; our ability to meet production volume targets in our production segment; uncertainties associated with exploration and production activities, including the timing of exploration and development expenditures for our production properties, drilling results and reservoir performance; our ability to successfully execute, manage, and integrate acquisitions; the uncertainties in estimating quantities of proved reserves and projecting future rates of production; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; competition; and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Our Purpose El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner

El Paso From 30,000 Feet Asset sales and debt reduction ahead of schedule Quickly narrowing to pipelines and E&P Pipeline business doing great E&P turnaround imminent

El Paso Production Potiguar Basin Camamu/ Almada Basin Espirito Santo Basin Santos Basin Brazil El Paso production areas Medicine Bow production areas Onshore Texas Gulf Coast Gulf of Mexico

The GOM Turnaround: Facing the Issues Program had become very high risk Deep, expensive wells Generally 100% working interest High flow rates defined success Success in 2002 followed by poor results in 2003, early 2004

The GOM Turnaround: Tackling the Problem New management Changed risk profile Success measured by PVR Built inventory of lower-risk prospects Promoted high-risk exploration to industry partners Leveraged large acreage position

The GOM Turnaround: Current Situation Marked turnaround Production stabilized 83% success rate in past 12 months PVR well above 1.15 goal Assuming $4.75/MMBtu forward pricing Plenty of reasons for optimism Two successful deep shelf discoveries

Recent GOM Discoveries West Cam 62 Test rate: 15 MMcfe/d, gross 110' Miocene sand gas pay 18,709' Total Vertical Depth 54% working interest West Cam 75 Estimated production: 40 MMcf/d, gross 43' net pay sands 19,343' total vertical depth 36% working interest WC 62 WC 75

Texas Gulf Coast: A Similar Story High-risk program Success defined by high flow rates Wheels came off in 2003

Texas Gulf Coast Analogous to GOM Large acreage position Multi-pay environment Substantial seismic coverage Talented technical staff

23 23 Texas Gulf Coast Area Vicks/Frio Wilcox Total 145,417 122,287 267,704 104,982 88,391 193,373 Gross Net Lease Hold Acreage 3D: >11,000 square miles 2D: >50,000 linear miles Seismic Coverage Well situated in multi-pay areas Expanded Wilcox Vicksburg Frio Santa Fe Ranch Monte Christo Jeffress/Samano Bob West Speaks Dry Hollow/Big Holler EPPC leases 100% EPPC leases partial

South Texas Well 8,500' 12,000' 19,000' 25 Frio Well cost: $1.3 MM Reserves: 1.1 Bcfe F&D costs: ^ $1.18 Mcfe Upper Vicksburg Well cost: $1.7 MM Reserves: 2.0 Bcfe F&D costs: ^ $0.85 Mcfe Lower Vicksburg Well cost: $7.6 MM Reserves: 5.3 Bcfe F&D costs: ^ $1.43 Mcfe Sand Resistivity (HC Indicator) Historically focused on Lower Vicksburg Now working shallower opportunities PVR increases from 1.2 to 2.1 Note: Estimates based on per well data for a South Texas well

Texas Gulf Coast: Laying the Foundation New management Changed risk profile Success measured by PVR Building inventory of lower-risk prospects Will promote high-risk exploration to industry partners Leverage large acreage position Good GOM analogue

Texas Gulf Coast: Successful Results 1Recompletions 2Testing continuing Hamman Ranch 361 Hamman Ranch 471 Hamman Ranch 601 Salinas M 03 Hamman Ranch 71 Renger 2 Saga 1 U. Vicksburg U. Vicksburg L. Vicksburg L. Vicksburg U. Vicksburg L. Wilcox U. Vicksburg $1.0 $0.9 $2.3 $2.1 $1.8 $5.3 $3.0 6.1 9.5 11.0 3.4 1.2 2 7.3 2 Completing; sets up 3 offsets Formation Capex ($ MM) Initial Production (MMcf/d) Monte Christo Monte Christo Monte Christo Jeffress Monte Christo Speaks La Copita Field

Jeffress/Samano Field Monte Christo Field Hidalgo Future Shallow Opportunities Significant shallow potential on existing acreage Operated wells 2005 wells 2006 wells EP leases Monte Christo Acreage: 8,080 net Wells: 3 in 2005, up to 12 in 2006; +-15 contingent locations Jeffress/Samano Acreage: 27,306 net Wells: Up to 15 in 2006; +-20 contingent locations

Future Wilcox Trend Opportunities Promote a portion of high-risk opportunities 33 Operated wells 2005 wells 2006 wells Additional prospects EP Leases Speaks/Hardy's Creek Acreage: 10,245 net Wells: 4 in 2006 Dry Hollow/Big Holler/Hope Acreage: 10,078 net Wells: 2 in 2006

Texas Gulf Coast: Current Situation Turnaround gaining momentum Building a solid inventory for 2006 Applying same focus on shallow potential across large EP acreage position Expect significant opportunities to emerge with regional seismic and subsurface data integration

Summary Highly confident in Texas Gulf Coast turnaround New projects clearly creating value (at plan prices) Production response will lag drillbit But it's coming

Appendix

Production Related Derivative Schedule See El Paso's form 10-Q filed 8/5/05 and form 10-K/A filed 6/15/05 for additional information on the company's derivative activity 1Hedge price and cash price are identical for 2007-2012 Note: As of August 30, 2005

Doug Foshee President and CEO Lehman Energy Conference September 7, 2005 the place to work the neighbor to have the company to own